Exhibit 10.45


                                 March 24, 1999

To the Holder of the Series C Senior Convertible Preferred Stock of NaPro BioTherapeutics, Inc.

Gentlemen:

         Reference is made to (i) the Subscription Agreement (the "Subscription Agreement") dated as of December 8, 1997 by and between NaPro BioTherapeutics, Inc., a Delaware corporation (the "Company" or the "Corporation"), and Advantage Fund II, Ltd. (the "Holder"); (ii) the Certificate of Designations of Series C Senior Convertible Preferred Stock (the "Certificate"); (iii) the Amendment Agreement dated January 28, 1998 by and between the Company and the Holder (the "January Amendment"); (iv) the Letter Agreement dated March 31, 1998 by and between the Company and the Holder (the "March Amendment"); and (v) the Letter Agreement dated January 7, 1999 by and between the Company and the Holder (the "January 1999 Amendment"). Capitalized terms used herein and not defined shall have the meanings assigned to them in the Subscription Agreement and the Certificate, as modified by the January, March and January 1999 Amendments.

         The Holder and the Company agree as follows:

1. The following definitions in Section 1 of the January 1999 Amendment are hereby amended and restated to read as follows:

                  "Initial Redemption Notice Period" means the period that begins on January 1, 1999 and ends on May 14, 1999.

                  "Middle Redemption Amount" means a number of shares of Series C Preferred Stock equal to 2,051 less the sum of (x) the aggregate number of shares of Series C Preferred Stock that are converted by holders of shares of Series C Preferred Stock or for which the holders of shares of Series C Preferred Stock give Conversion Notices on or after January 1, 1999 and prior to May 14, 1999 plus (y) the aggregate number of shares of Series C Preferred Stock that have been redeemed or called for redemption on or after January 1, 1999 and prior to the date the Company gives the Redemption Notice to redeem shares of Series C Preferred Stock pursuant to Section 9(a)(5) (together with accrued and unpaid dividends and Arrearage Interest, if any, on the shares of Series C Preferred Stock included in the Middle Redemption Amount to the date of determination).

                  "Middle Redemption Notice Period" means the period that begins on May 15, 1999 and ends on June 30, 1999.

2. The following definitions in Section 1 of the January 1999 Amendment are hereby amended as follows:

         (a) The figure "820,600" which appears in the definition of the term Final Redemption Amount is hereby amended to be "821".

         (b) The figure "3,282,400" which appears in the definition of the term Initial Redemption Amount is hereby amended to be "3,282".

         3. Paragraph (iv) of Section 10(c) of the Certificate, which was deemed to have been added to Section 10 of the Certificate in accordance with Paragraph 7 of the January 1999 Amendment, is hereby amended and restated to read as follows:

                  (iv) Notwithstanding any other provision herein, during the period beginning on January 1, 1999 and ending on May 14, 1999, a holder of shares of Series C Preferred Stock shall not be entitled to convert shares of Series C Preferred Stock at a Conversion Price that is less than $4.00 if such conversion would result in the aggregate number of shares of Common Stock issued hereunder (whether through conversion or in payment of dividends or otherwise) at a Conversion Price (or Computed Price, in the case of shares issued as dividends) of less than $4.00 during the calendar month of the proposed conversion for which the determination under this paragraph (iv) is being made exceeding 150,000 shares of Common Stock. The Conversion Price set forth in this Section 10(c)(vi) shall be subject to adjustment on the same basis set forth in the parenthetical phrase in clause (1) of the definition of the term Conversion Price (as in effect prior to the January Amendment) for any such events that occur on or after December 31, 1998.

         4. Except as specifically amended or deemed amended hereby, the Subscription Agreement, as previously amended, and the terms of the shares of Series C Preferred Stock shall remain in full force and effect and the Company hereby confirms to the Holder that the Subscription Agreement and the terms of the shares of Series C Preferred Stock, as deemed amended by the January Amendment, the March Amendment, the January 1999 Amendment and this Agreement, remain binding obligations of the Company that are not at the time of execution and delivery of this Agreement subject to any defense, offset, counterclaim or other claim by the Company of invalidity or unenforceability. If the foregoing correctly sets forth our agreement, please so indicate by signing the appropriate line below, whereupon this letter shall constitute a binding agreement between the Company and the Holder under the laws of the State of New York.

                                               NAPRO BIOTHERAPEUTICS, INC.


                                               By: /s/ Gordon H. Link
                                                   -----------------------------
                                                       Gordon H. Link, Jr.
                                                       Chief Financial Officer



Agreed and accepted:

ADVANTAGE FUND II, LTD.



By: /s/ Signature of W. R. Weber
    ------------------------------
Name:  InterCaribbean Services Limited
Title:  Secretary